Exhibit 10.36

Agreement

Party A: Xianning Sanhe Lucksky Power Equipment Manufacturing Co., Ltd.

Party B: Han Wenhe

Party C: Wang Guifen

Party A, B and C entered into an agreement (“original agreement”) on shares transfer on June 21 2018. All of Parties agreed Party B and C shall transfer 90% of the equity of Tianjin Jiabaili Oil Products Co., Ltd. (hereinafter referred to as “Jiabaili Company”) to Party A at the price of RMB 6.8 million Yuan. Party C reserves 10% of the equity as a gift from Party A. Payment will be made by 60% in Cash and 40% in form of the shares of XIANGTIAN (USA) AIR POWER CO., LTD. at $3.00 USD per share. After the agreement takes effect, Party A shall pay Party B and Party C the share transfer fee of the cash part (680*60%) RMB 4.08 million as agreed, then Party B and Party C shall have 90% of the equity transferred to Party A. Now, after friendly and thorough negotiation, Party A, Party B and Party C have reached the following terms and conditions:

1. Party A agrees to change the 40% stock payment to cash. That is, party shall pay Party C RMB 2.72 million in cash.

2. Party C agrees to transfer 10% of its equity of Jiabaili Company to Party A at the price of RMB 1.00 per share.

The term of payment: pay in full within ____ days after the both of the parties get the equity alteration registration completed with commerce administration department.

3. After this agreement comes into force, Party A and Party C shall go through the equity alteration registration procedures at the local Business Administration Department with this agreement.

4. Party A, B and C agree that matters not agreed herein shall be subject to the Share Transfer Agreement signed by the three parties on June 21, 2018 as well as Relevant supplementary agreements reached in the future.

5. This agreement shall come into force upon being signed by Party A, Party B and Party C.

This agreement is made in triplicate, with each party holding one copy.

(Signature page)

Party A: Xianning Sanhe Lucksky Power Equipment Manufacturing Co., Ltd. (Corporate seal affixed herein)

Party B:	/s/ Han Wenhe

Party C:	/s/ Wang Guifen

October 17, 2018